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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the use in this Registration Statement of Synopsys, Inc. on Form S-4 of our report dated October 11, 1996 relating to the consolidated financial statements of EPIC Design Technology, Inc. as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996, appearing in the Synopsys, Inc./EPIC Design Technology, Inc. Joint Proxy Statement/Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement.

DELOITTE & TOUCHE LLP

San Jose, California
February 3, 1997